As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-1430562
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Post Oak Central 2000 Post Oak Boulevard, Suite 100 Houston, Texas (Address of Principal Executive Offices)	77056-4400 (Zip Code)

Apache Corporation Deferred Delivery Plan

Apache Corporation Non-Employee Directors’ Compensation Plan

Apache Corporation 2007 Omnibus Equity Compensation Plan

Apache Corporation 2011 Omnibus Equity Compensation Plan

Apache Corporation Non-Qualified Restorative Retirement Savings Plan

Apache Corporation 2016 Omnibus Compensation Plan

(Full title of the plan)

P. Anthony Lannie

Executive Vice President and General Counsel

APA CORPORATION

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Name and address of agent for service)

(713) 296-6000

(Telephone number, including area code, of agent for service)

Copies to:

Rajesh Sharma Corporate Secretary APA Corporation One Post Oak Central 2000 Post Oak Boulevard, Suite 100 Houston, Texas 77056-4400 (713) 296-6000	John B. Clutterbuck Courtney Cochran Butler Hunton Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.625 per share, issuable under the Apache Corporation Deferred Delivery Plan	182,715	$18.74 (3)	$3,424,079.10	$373.57
Common Stock, par value $0.625 per share, issuable under the Apache Corporation Non-Employee Directors’ Compensation Plan	2,541	$18.74 (3)	$47,618.34	$5.20
Common Stock, par value $0.625 per share, currently subject to options outstanding under the Apache Corporation 2007 Omnibus Equity Compensation Plan	471,428	$126.61 (4)	$59,687,499.08	$6,511.91
Common Stock, par value $0.625 per share, currently subject to restricted stock units (“RSUs”) outstanding under the Apache Corporation 2007 Omnibus Equity Compensation Plan	165	$18.74 (3)	$3,092.10	$0.34
Common Stock, par value $0.625 per share, currently subject to options outstanding under the Apache Corporation 2011 Omnibus Equity Compensation Plan	2,005,443	$69.51 (4)	$139,398,342.93	$15,208.36
Common Stock, par value $0.625 per share, currently subject to options outstanding under the Apache Corporation 2011 Omnibus Equity Compensation Plan U.K. Sub Plan	26,782	$74.51 (4)	$1,995,526.82	$217.71
Common Stock, par value $0.625 per share, currently subject to RSUs outstanding under the Apache Corporation 2011 Omnibus Equity Compensation Plan	5,731	$18.74 (3)	$107,398.94	$11.72
Common Stock, par value $0.625 per share, issuable under the Apache Corporation 2011 Omnibus Equity Compensation Plan Director Deferral Program	52,723	$18.74 (3)	$988,029.02	$107.79
Deferred Compensation Obligations under the Apache Corporation Non-Qualified Restorative Retirement Savings Plan (5)	$35,000,000	100%	$35,000,000 (6)	$3,818.50 (7)
Common Stock, par value $0.625 per share, currently subject to options outstanding under the Apache Corporation 2016 Omnibus Compensation Plan	1,028,713	$52.18 (4)	$53,678,244.34	$5,856.30
Common Stock, par value $0.625 per share, currently subject to options outstanding under the Apache Corporation 2016 Omnibus Compensation Plan U.K. Sub Plan	4,010	$47.61 (4)	$190,916.10	$20.83

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.625 per share, currently subject to RSUs outstanding under the Apache Corporation 2016 Omnibus Compensation Plan	2,415,460	$18.74 (3)	$45,265,720.40	$4,938.49
Common Stock, par value $0.625 per share, issuable under the Apache Corporation 2016 Omnibus Compensation Plan Director Deferral Program	406,760	$18.74 (3)	$7,622,682.40	$831.63
Common Stock, par value $0.625 per share, issuable under the Apache Corporation 2016 Omnibus Compensation Plan	10,895,178	$18.74 (3)	$204,175,635.72	$22,275.56
TOTAL	—	—	$551,584,785.29	$60,177.90 (8)

(1)

Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “registration statement”) also covers an indeterminate number of additional shares of common stock, par value $0.625 per share (“common stock”), of APA Corporation (the “registrant”) that become issuable under the plans covered by this registration statement by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding common stock.

(3)

Estimated solely for the purpose of calculating the registration fee. Calculated in accordance with Rules 457(h)(1) and (c) under the Securities Act, based upon the average of the high and low prices of the common stock, par value $0.625 per share, of Apache Corporation, the predecessor of the registrant (“Apache common stock”), as reported on the Nasdaq Global Select Market (“Nasdaq”) on February 23, 2021, which was $18.74 per share.

(4)

Estimated solely for the purpose of calculating the registration fee. Calculated in accordance with Rule 457(h)(1) under the Securities Act, based upon the weighted average of the exercise prices for the outstanding options under the plan as of February 25, 2021.

(5)

The deferred compensation obligations are unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Apache Corporation Non-Qualified Restorative Retirement Savings Plan.

(6)

The proposed maximum aggregate offering price for the deferred compensation obligations was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

(7)

Estimated solely for the purpose of calculating the registration fee. Calculated in accordance with Rule 457(h)(1) under the Securities Act, based upon an estimate of the amount of compensation participants may defer under the Apache Corporation Non-Qualified Restorative Retirement Savings Plan.

(8)

Apache Corporation, the predecessor registrant (“Apache”), previously paid $199,431 in registration fees with respect to a registration statement on Form S-8 File No. 333-212237 filed on June 24, 2016, registering 36,668,000 shares of Apache common stock, of which $90.35 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. The registrant, the successor of Apache, has transmitted $60,087.55 otherwise due for this Registration Statement.

EXPLANATORY NOTE

On March 1, 2021, pursuant to an Agreement and Plan of Merger, dated March 1, 2021 (the “Plan of Merger”), among APA Corporation, a Delaware corporation (the “Company”), Apache Corporation, a Delaware corporation and the former publicly-traded parent company of the Company (“Predecessor”), and APA Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with Predecessor, with Predecessor surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). In accordance with the Plan of Merger, the Merger was implemented pursuant to Section 251(g) of the Delaware General Corporation Law. At the effective time of the Merger, each outstanding share of Predecessor common stock, par value $0.625 (“Predecessor Common Stock”), was automatically converted in the Merger into one share of the Company’s common stock, par value $0.625 per share (“Company Common Stock”), evidencing the same proportional interests in the Company and having the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions as a share of the Predecessor’s Common Stock immediately prior to the Merger. The Company is deemed to be the successor issuer of Predecessor under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the Merger, the Company assumed all obligations of Predecessor under all of Predecessor’s employee, director, and executive compensation plans pursuant to which Predecessor was obligated to, or could, issue equity securities to its directors, officers, or employees, including, but not limited to, the Apache Corporation 2007 Omnibus Equity Compensation Plan, the Apache Corporation 2011 Omnibus Equity Compensation Plan and the Apache Corporation 2016 Omnibus Compensation Plan, the Apache Corporation Deferred Delivery Plan, and the Apache Corporation Non-Employee Directors’ Compensation Plan (collectively, the “Assumed Equity Plans”), and Predecessor’s equity-based award agreements, programs, sub-plans, notices, and/or similar agreements entered into or issued pursuant thereto, and each outstanding award granted or assumed thereunder. In connection with the Merger, Predecessor retained certain of its retirement plans, including the Apache Corporation Non-Qualified Restorative Retirement Savings Plan. Following the Merger, the executive officers of APA continue to be entitled to participate in such retirement plans.

This registration statement relates to the registration of shares of Company Common Stock issuable under the Assumed Equity Plans and the registration of unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Apache Corporation Non-Qualified Restorative Retirement Savings Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the SEC or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC by the Company are incorporated by reference in this Registration Statement:

1.	Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on February 25, 2021);

2.

The portions of Predecessor’s definitive proxy statement on Schedule 14A that are incorporated by reference into Part III of Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on April 3, 2020);

3.	Predecessor’s Current Reports on Form 8-K (filed with the SEC on January 4, 2021, February 9, 2021, and March 1, 2021);

4.	The Company’s Current Report on Form 8-K (filed with the SEC on March 1, 2021); and

5.

The description of the Company’s securities registered under Section 12 of the Exchange Act contained in Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed with the SEC on March 1, 2021), which updates the description of the Predecessor Common Stock contained in Exhibit 4.20 to the Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2020, and any amendment or any report subsequently filed for the purpose of updating such descriptions.

In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES

The Apache Corporation Non-Qualified Restorative Retirement Savings Plan (the “Plan”) is a non-qualified plan established by Predecessor to provide eligible employees with deferred retirement benefits.

Under the Plan, Predecessor will provide eligible employees with the opportunity to elect to defer on a pretax basis: (1) from 8% up to 50% of eligible compensation other than bonuses (“Eligible Compensation”) in 1% increments and (2) from 8% up to 75% of eligible bonus (“Eligible Bonus”) (to the extent it is payable in cash) for the year in 1% increments. Subject to certain conditions, in general, Predecessor may make discretionary matching contributions that match a participating employee’s contributions to the Plan once a participating employee’s contributions to the Apache 401(k) Savings Plan reach the IRS contribution limit in a given year, up to the first 8% of eligible compensation. Additionally, Predecessor will also contribute to the Plan of an eligible employee if the employer’s contribution under the Money Purchase Retirement Plan is reduced to comply with IRS contribution limits, up to 6% of the amount by which the employer’s contribution is reduced. A participating employee’s own contributions are immediately “vested” in the Plan, as well as earnings on those contributions. A participating employee will “vest” in employer contributions according to a schedule, with employer contributions and any associated earnings vesting fully upon five or more years of service, in addition to other vesting scenarios.

Predecessor’s Retirement Plan Advisory Committee (the “Committee”) reserves the right to amend or terminate the Plan at any time.

The amount of compensation to be deferred by each participating employee (the “Account”) will be determined in accordance with the Plan based on elections by the participating employee, with a maximum deferral of up to 50% of Eligible Compensation and up to 75% of Eligible Bonus. Each Account and any vested employer contributions generally will be payable upon such participating employee’s termination of employment or death, unless deferred by the participating employee. Amounts in the Account will be credited with investment earnings or losses as if the participating employee’s account was invested in one or more alternatives, to be selected by the Committee. From time to time as determined by the Committee, a participating employee may determine the portion of his or her Account that is to be deemed invested in each alternative. Each Account is generally payable in cash, following a six month waiting period after termination of employment, in the form of a lump-sum distribution or in installments, at the election of the participating employee.

The deferred compensation obligations, including the employer contributions, will be unsecured general obligations of Predecessor to pay the compensation deferred in accordance with the terms of the Plan, along with any interest deemed to accrue on the deferrals, and will rank equally with other unsecured and unsubordinated indebtedness of Predecessor from time to time outstanding. Predecessor has established a trust, the assets of which can be used to pay deferred compensation obligations, but there is no requirement that this trust remains funded with enough assets to pay all benefits. If Predecessor becomes insolvent or is in bankruptcy proceedings, Predecessor’s general creditors will have access to the funds in the trust, and participating employees will be considered general creditors with respect to Plan benefits.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan and the Amendment to the Plan, copies of which are filed as Exhibits 10.8 and 10.9, respectively, hereto and incorporated by reference herein.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that, to the full extent permitted under the Delaware General Corporation Law, the Company’s directors shall not be personally liable for monetary damages. The Company’s amended and restated bylaws provide that the Company shall indemnify its officers, directors, employees, and agents.

Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed, or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person. The Company maintains policies insuring its and its subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article VII of the Company’s amended and restated bylaws provides, in substance, that directors, officers, employees, and agents of the Company shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law. Additionally, Article Seventeen of the Company’s amended and restated certificate of incorporation eliminates in specified circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

•	for a breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions by the director not in good faith;

•	for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; and

•	for transactions from which the director derived an improper personal benefit.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The exhibits included as part of these Amendments are as follows:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 1, 2021, SEC File No. 001-40144).

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 1, 2021, SEC File No. 001-40144).

5.1*	Opinion of Hunton Andrews Kurth LLP regarding the legality of the Common Stock.

10.1	Apache Corporation Deferred Delivery Plan, as amended and restated May 12, 2016 (incorporated by reference to Exhibit 10.3 to Predecessor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, SEC File No. 001-4300).

10.2	Apache Corporation Non-Employee Directors’ Compensation Plan, as amended and restated July 13, 2017 (incorporated by reference to Exhibit 10.1 to Predecessor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, SEC File No. 001-4300).

10.3	Apache Corporation 2007 Omnibus Equity Compensation Plan, as amended and restated May 4, 2011 (incorporated by reference to Exhibit 10.1 to Predecessor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, SEC File No. 001-4300).

10.4	First Amendment to the APA Corporation 2007 Omnibus Equity Compensation Plan, dated March 1, 2021 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 1, 2021, SEC File No. 001-40144).

10.5	Apache Corporation 2011 Omnibus Equity Compensation Plan, as amended and restated May 12, 2016 (incorporated by reference to Exhibit 10.1 to Predecessor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, SEC File No. 001-4300).

10.6	First Amendment to the Apache Corporation 2011 Omnibus Equity Compensation Plan, dated July 29, 2019 (incorporated by reference to Exhibit 10.15 to Predecessor’s Annual Report on Form 10-K for year ended December 31, 2019, SEC File No. 001-4300).

10.7	Second Amendment to the APA Corporation 2011 Omnibus Equity Compensation Plan, dated March 1, 2021 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 1, 2021, SEC File No. 001-40144).

10.8	Non-Qualified Restorative Retirement Savings Plan of Apache Corporation, as amended and restated, dated July 16, 2014, effective January 1, 2015 (incorporated by reference to Exhibit 10.3 to Predecessor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, SEC File No. 001-4300).

10.9	Amendment to Non-Qualified Restorative Retirement Savings Plan of Apache Corporation, dated March 1, 2021 (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on March 1, 2021, SEC File No. 001-40144).

10.10	Apache Corporation 2016 Omnibus Compensation Plan, dated February 3, 2016, effective May 12, 2016 (incorporated by reference to Exhibit 10.1 to Predecessor’s Current Report on Form 8-K filed May 16, 2016, SEC File No. 001-4300).

10.11	First Amendment to the Apache Corporation 2016 Omnibus Compensation Plan, dated July 29, 2019 (incorporated by reference to Exhibit 10.13 to Predecessor’s Annual Report on Form 10-K for year ended December 31, 2019, SEC File No. 001-4300).

Exhibit Number	Description

10.12	Second Amendment to the APA Corporation 2016 Omnibus Compensation Plan, dated March 1, 2021 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on March 1, 2021, SEC File No. 001-40144).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

23.3*	Consent of Ryder Scott Company, L.P., Petroleum Consultants.

24.1*	Power of Attorney (included on the signature pages hereto).

99.1	Assignment and Assumption Agreement, dated as of March 1, 2021, by and between the Company and Predecessor (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 1, 2021, SEC File No. 001-40144).

*	Indicates exhibits filed herewith.

ITEM 9.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 1, 2021.

APA CORPORATION

By:	/s/ John J. Christmann IV
Name:	John J. Christmann IV
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John J. Christmann IV, Stephen J. Riney, P. Anthony Lannie, and Rebecca A. Hoyt, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on March 1, 2021, by the following persons in the capacities indicated.

Signature	Title

/s/ John J. Christmann IV John J. Christmann IV	Chief Executive Officer, President, and Director (Principal Executive Officer)

/s/ Stephen J. Riney Stephen J. Riney	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer, and Controller (Principal Accounting Officer)

/s/ John E. Lowe John E. Lowe	Non-Executive Chairman of the Board and Director

/s/ Annell R. Bay Annell R. Bay	Director

/s/ Juliet S. Ellis Juliet S. Ellis	Director

/s/ Chansoo Joung Chansoo Joung	Director

Signature	Title

/s/ Rene R. Joyce Rene R. Joyce	Director

/s/ H. Lamar McKay H. Lamar McKay	Director

/s/ William C. Montgomery William C. Montgomery	Director

/s/ Amy H. Nelson Amy H. Nelson	Director

/s/ Daniel W. Rabun Daniel W. Rabun	Director

/s/ Peter A. Ragauss Peter A. Ragauss	Director